Calculation of Filing Fee Tables
S-8
AtriCure, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	1,700,000	$ 30.60	$ 52,020,000.00	0.0001531	$ 7,965.00
Total Offering Amounts:						$ 52,020,000.00		$ 7,965.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,965.00
Offering Note
[1]	This Registration Statement on Form S-8 covers 1,700,000 shares of common stock, par value $0.001 per share ("Common Stock") authorized to be issued under the AtriCure, Inc. 2023 Stock Incentive Plan (as amended and restated, the "Plan").The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and is based on the average of the high and low sale prices of the Common Stock, as quoted on The Nasdaq Global Market on July 24, 2025.